UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2013

SWISHER HYGIENE INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 8.01 of this report on Form 8-K is hereby incorporated in Item 3.01 by reference.

Item 8.01.	Other Events.

On February 27, 2013, Swisher Hygiene Inc. (the “Company”) provided the NASDAQ Hearings Panel (the “Panel”) an update on the Company’s compliance efforts and requested a further extension of time to become current in the filing of its periodic reports. The Company requested an extension through March 15, 2013 to file its Form 10-Qs for the quarterly periods ended March 31, 2012, June 30, 2012 and September 31, 2012 (collectively, the “2012 Form 10-Qs”). Additionally, the Company requested an extension through April 30, 2013 to file its Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”).

On February 28, 2013, the Company received a letter from the Panel granting the Company continued listing on The NASDAQ Stock Market through March 15, 2013, provided the Company files the 2012 Form 10-Qs by March 15, 2013. The Panel also advised the Company that it will retain jurisdiction to make a determination whether to continue listing the Company through the filing of the 2012 Form 10-K.

The Company is working to file the 2012 Form 10-Qs by March 15, 2013 and the 2012 Form 10-K by April 30, 2012, however the Company can provide no assurance as to when it will complete these filings and can provide no assurance that it will remain listed on NASDAQ following the expiration of the March 15, 2013 extension.

In connection with the receipt of the Panel’s letter, the Company issued a press release on March 1, 2013, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description
99.1	Press release, dated March 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2013	SWISHER HYGIENE INC.

	By:	/s/ Thomas Byrne
Thomas Byrne
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release, dated March 1, 2013.

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